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EXHIBIT 21


                         SUBSIDIARIES OF THE REGISTRANT




1.  INTERNATIONAL LOTTERY & TOTALIZATOR SYSTEMS AUSTRALIA, PTY. LTD.

    Unit 1A, 167 Prospect Highway
    Seven Hills, New South Wales 2147
    Australia



2.  ILTS UK LIMITED

    Oakley Building
    Broad Lane
    Bracknell, Berkshire
    RG12 9GU
    Great Britain